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                                                                   EXHIBIT 10.5


                          TRADEMARK LICENSE AGREEMENT


         THIS AGREEMENT is made and entered into as of the 19th day of February, 1997, and effective as of the Effective Date as defined below, by and between AMERICAN CYANAMID COMPANY, a Maine corporation (Licensor), and SELFCARE ACQUISITION CORP., a Delaware corporation (Licensee).

         WHEREAS, Licensor (or its Affiliates) is the owner of certain trademarks for pharmaceuticals, dietary supplements and related products.

         WHEREAS, Licensee has purchased certain assets of the dietary supplement business of Licensor including, inter alia, the relevant trademarks therefor, under the terms of an Asset Purchase Agreement dated January 14, 1997 (the "Asset Purchase Agreement").

         WHEREAS, some of the relevant trademarks are associated with other trademarks of Licensor (or its Affiliates)

         WHEREAS, Licensee desires to make use of these relevant associated trademarks owned by Licensor in connection with the manufacture, use and sale of the Products as defined below, and Licensor is willing to license such trademarks to Licensee for such purposes, subject to the terms and conditions hereinafter set forth.

                            ARTICLE I - DEFINITIONS

         Whenever used in this Agreement, unless otherwise clearly indicated by the context, the terms defined below shall have the indicated meanings:

         1.1. "Affiliate" shall mean, with respect to either party, any entity which directly or indirectly through stock ownership or through other arrangements either controls, or is controlled by, or is under common control with that party.


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         1.2.     "Effective Date" of this Agreement shall mean the date first written above.

         1.3. "Products" shall mean dietary supplements including without limitation iron preparations in sustained release dosage form.

         1.4. "Territory" shall mean the United States of America. 1.5 "Trademark" shall mean the trademark FERRO-SEQUELS. ARTICLE II

                         ARTICLE II - GRANT OF RIGHTS

         For good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, as of the Effective Date, Licensor grants to Licensee and its Affiliates an exclusive, paid-up, royalty-free license, with the right, subject to Licensor's consent which shall not be unreasonably withheld, to grant sublicenses, to use the Trademark in connection with the manufacture, packaging, use, advertising, promotion and sale of Products in the Territory. Except for the license granted to Licensee herein, Licensor shall not, itself or through its Affiliates, otherwise use or cause or permit the use of the Trademark in connection with the Products in the Territory or elsewhere.

                         ARTICLE III - QUALITY CONTROL

         3.1. Licensor has evaluated Licensee's current Products and determined that they are of a quality that justifies this grant of license. Licensee will not permit the quality of the Products with which Licensee uses the Trademark to deteriorate so as to adversely affect the good will associated with the Trademark.

         3.2. Licensee shall, upon request of Licensor, from time to time furnish Licensor, without charge, specifications and samples of Products in connection with which Licensee is using the Trademark for quality review by Licensor.


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                         ARTICLE IV - USE OF TRADEMARK

         4.1. Licensee shall use the Trademark only in connection with the Products and in the manner and style which shall have the prior approval of Licensor in writing, such approval not to be unreasonably withheld; provided, however, that the manner and style in which the Trademark are used on the Effective Date shall be deemed to have Licensor's approval. If a substantial change in such usage from that initially approved which requires regulatory approval or filing is proposed, such usage shall be submitted to Licensor for approval before commercial use thereof. Such approval shall not be unreasonably withheld or delayed. With respect to any written approval requested of Licensor under this paragraph, failure of Licensor to respond to a written request for approval within thirty (30) business days of the request shall be deemed to constitute approval.

         4.2. If either Licensor or Licensee deems it necessary to record this Agreement with the authorities of any jurisdiction in the Territory, the other party agrees to execute any applications or documentation necessary or desirable, in recording party's reasonable judgment, to complete such recordal.

         4.3. Except as provided in Article II, Licensee agrees not to claim or to assert any right of ownership in or to the Trademark or the goodwill associated therewith and shall not initiate any regulatory or other action respecting the Trademark which may destroy, damage or impair in any way the ownership or rights of Licensor in and to the Trademark. Licensee shall not register anywhere in the world in its own name, or on behalf of any other person or entity, any of the Trademark, and shall not associate the Trademark with any articles other than the Products and shall, at the request and expense of Licensor do all such lawful acts and things and execute all


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such documents as Licensor shall in its reasonable discretion consider necessary or proper to register the Trademark in the name of Licensor in any country.

         4.4. Licensee and its Affiliates may advertise, promote, market, distribute and sell Products under any trademark(s), tradename(s) and trade dress of their own choosing in addition to the Trademark, provided same are not confusingly similar to any trademark(s), tradename(s) or trade dress of Licensor. Licensor shall have no right, title or interest whatsoever in or to any such trademark(s), tradename(s) or trade dress by virtue of such use by Licensee.

                     ARTICLE V - INFRINGEMENT OF TRADEMARK

         5.1. In the event either Licensee or Licensor learns that any Trademark pertaining to Product(s) is being infringed in the Territory by any third party, it shall promptly notify the other of such infringement. Licensee shall have the right to act to terminate any such third-party infringement, including without limitation prosecuting a lawsuit or other legal proceeding, at Licensee's own expense; and Licensee may retain any recovery it may receive as a result of its actions to terminate such infringement. Licensor shall fully cooperate with Licensee in any such action taken by Licensee, including without limitation agreeing to be joined as party plaintiff and approving any reasonable settlement agreement achieved by Licensee, and shall be reimbursed by Licensee for all reasonable expenses incurred in connection therewith.

         5.2. If Licensee fails to take any action within sixty (60) days after Licensor's request, Licensor shall have the right to act as it sees fit to terminate the infringement, including without limitation prosecuting a lawsuit or other legal proceeding, at Licensor's own expense; and Licensor may retain any recovery it may receive as a result of its actions to terminate such infringement. Licensee shall fully cooperate with Licensor in any action Licensor takes to


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terminate infringement and shall be reimbursed by Licensor for all reasonable expenses incurred in connection therewith.

                    ARTICLE VI - WARRANTIES AND INDEMNITIES

         6.1. Licensor warrants that it is the owner of the Trademark and that Licensee is and shall be free to use same without restriction pursuant hereto. To the knowledge of the Licensor, there is no unauthorized use, infringement or misappropriation of the Trademark by any third party, including without limitation any employee or former employee of the Licensor. Except as set forth on Schedule 3.9(b) of the Asset Purchase Agreement, to Licensor's knowledge, no person or entity has asserted or threatened to assert any material claim with respect to the Trademark.

         6.2. Ownership Warranty. Except as disclosed on Schedule 3.9(c) to the Asset Purchase Agreement, Seller represents and warrants: that it owns all right, title, and interest in and to the Trademark free and clear of any Encumbrances as that term is defined in the Asset Purchase Agreement.

         6.3. Licensor shall maintain and renew all registrations of the Trademark for the duration of this Agreement unless notice to the contrary is given by Licensee to Licensor at least six (6) months prior to the renewal date(s).

         6.4. Licensor agrees to indemnify and hold Licensee and its Affiliates harmless against any action, claims, damages, injuries, losses, costs and expenses (including without limitation reasonable attorney's fees and disbursements) arising from Licensee's use of the Trademark hereunder, to the extent such use conforms with the terms of this Agreement, or any material breach by Licensor of its obligations or warranties under this Agreement.


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         6.5.     Licensee agrees that during the term of this Agreement
Licensee shall be responsible for complying with and assuring compliance with all laws and regulations applicable to its or its licensees' or their respective designees' manufacture, packaging, labelling, government registration, transportation, performance or use of Products; provided, however, that nothing in this Section 6.5 shall be construed as limiting or altering Licensor's warranties and obligations under this Article VI.

         6.6. Licensee agrees to indemnify and hold Licensor and its Affiliates harmless against any action, claims, damages, injuries, losses, costs and expenses (including reasonable attorney's fees and disbursements) arising from or claimed to arise from (i) the manufacture, packaging, labelling, government registration, transportation, sale, performance or use of the Products, and (ii) any material breach by Licensee of its obligations or warranties under this Agreement; provided, however, that Licensee shall have no obligations under this Section 6.6 with respect to matters for which Licensor has warranty or indemnification obligations as provided in this Article VI or with respect to Products supplied by or on behalf of Licensor as set forth in the Supply Agreement unless directly caused by or arising from the action or inaction of Licensee.

         6.7. A party seeking indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such party will claim indemnification pursuant to this Agreement. Section 8.2 of the Asset Purchase Agreement, which is incorporated herein by this reference, shall govern the discharge of the parties' obligations with respect to the matter for which indemnification is sought.


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         6.8.     The provisions and obligations of this Article VI shall
survive any termination of this Agreement.

                       ARTICLE VII - TERM AND TERMINATION

         7.1. This Agreement shall become effective upon the Effective Date, and shall remain in full force and effect for a perpetual term, unless earlier terminated in accordance with provision 7.2 of this Article VII.

         7.2. Licensor may terminate this Agreement for any reason by assigning the Trademark in question and the goodwill associated therewith to Licensee. This Agreement may be sooner terminated by Licensor if Licensee materially breaches provisions 3.1 or 3.2 of Article III, Quality Control, and such breach is not cured within 180 days after delivery of a written notice thereof by Licensor to Licensee.

         If either party shall (i) become insolvent, (ii) make an assignment for the benefit of creditors, (iii) file or become subject to a filing for reorganization, receivership or bankruptcy under the insolvency or bankruptcy laws of the U.S., provided that if such filing is made without the acquiescence of the party subject to such filing, such filing remains undismissed for ninety
(90) days, or (iv) be dissolved, liquidated or wound-up or otherwise cease or be compelled to cease business, then in any such event, this Agreement shall automatically terminate ninety (90) days after written notice is received from the other party.

         7.3.     Upon the termination of this Agreement pursuant to provision
7.2 by reason of Licensee's insolvency, Licensee shall cease and discontinue, effective upon the date of such termination, all use of the Trademark in the Territory and Licensor may take all necessary actions to cancel the entry of Licensee as a registered user. Notwithstanding the foregoing,


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Licensee shall have a period of six (6) months after termination to dispose of all existing inventory and work-in-progress of Products using the mark.

                         ARTICLE VIII - MISCELLANEOUS

         8.1. Licensee agrees to carry out this Agreement as an independent contractor and not as an employee, servant or agent of or joint venturer with Licensor. Except as specifically provided herein, neither party shall have authority to bind or otherwise render the other party liable in any way, whether by agreement, contract, representation or order, written or oral, or by instrument or action of any kind. Unless otherwise specifically provided for herein the obligations undertaken by each party hereto and set forth in this Agreement shall be at the expense of the party which incurred the expense. All relationships entered into by Licensee shall be for its exclusive account and risk, and Licensee shall have no power to bind Licensor in any way with respect to third parties unless previously authorized in writing.

         8.2. This Agreement shall be assignable by either party, in whole or in part, provided prior written notice is given by the assigning party to the other party, and provided further that assignment shall not affect either party's obligations under Article VI of this Agreement.

         8.3. All communications required or permitted to be given by one party to the other hereunder (collectively, "Notice") shall be given in the manner and subject to the provisions of Section 10.2 of the Asset Purchase Agreement, which is incorporated herein by this reference.

         8.4. Any part or provision of this Agreement which may be held for any reason to be illegal, invalid, unenforceable in or in conflict with the applicable laws or regulations of any jurisdiction shall be ineffective to the extent of such illegality, invalidity, unenforceability or conflict, and shall be replaced with a part of provision that accomplishes, to the extent possible, the original purpose of such part or provision in a valid and enforceable manner, without


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affecting, impairing or invalidating the remaining provisions in any other jurisdiction, which provisions shall remain binding upon the parties hereto and in full force and effect.

         8.5. The failure of a party at any time to require or enforce the strict performance by the other party of any term or condition of this Agreement shall not constitute a surrender or waiver of that particular breach or failure, or of any subsequent breach or failure by said other party with respect to any term or condition of this Agreement, or the waiver by a party of a breach or default committed by the other party with respect to any term or condition of this Agreement, and shall not to any extent prejudice or adversely effect the other party's rights, interest or remedies available or provided to it by law or otherwise which it may exercise or invoke with respect to that particular breach or failure or any subsequent breach or failure.

         8.6. No right or remedy given to a party under this Agreement or by applicable law is intended to be exclusive of, or constitute a waiver of, any other right or remedy. Each right or remedy may be pursued singly, concurrently, successively, or otherwise, at the sole discretion of either party.

         8.7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the choice of law principles thereof.

         8.8. The provisions of this Agreement, together with the provisions of the Asset Purchase Agreement, the FERRO-SEQUELS Trade Dress Assignment, and the Supply Agreement to the extent relevant to the Trademark and in addition to the extent incorporated herein by reference, represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements, statements, representations, promises, warranties, covenants, undertakings or writing relating thereto, other


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than those contained herein. Any changes in or amendments to the terms of this
Agreement shall be in writing and signed by duly authorized representatives of each of the parties hereto.



                                    AMERICAN CYANAMID COMPANY


                                    By: /s/ Gerald A. Jibilian
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                                       Gerald A. Jibilian
                                       Vice President and Assistant Secretary


                                    SELFCARE ACQUISITION CORP.


                                    By: /s/ Kenneth D. Legg
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                                       Kenneth D. Legg
                                       Vice President


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